UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 27, 2023

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 765-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2023 (the “Closing Date”), Phillips 66 Company (the “Company”), a wholly-owned subsidiary of Phillips 66, a Delaware corporation (“Phillips 66”), entered into a $1.5 billion delayed draw term loan agreement with a syndicate of banks and other financial institutions party thereto and Mizuho Bank, Ltd., as administrative agent (the “Credit Agreement”). The Credit Agreement is guaranteed by Phillips 66.

The Credit Agreement provides for a single borrowing (the date of such borrowing, the “Funding Date”) during a 90-day period commencing on the Closing Date, and matures on the third anniversary of the Funding Date. The Credit Agreement contains customary covenants similar to those contained in the Company’s revolving credit agreement, including a maximum consolidated net debt-to-capitalization ratio of 65% as of the last day of each fiscal quarter. The Credit Agreement has customary events of default, such as nonpayment of principal when due; nonpayment of interest, fees or other amounts after grace periods; and violation of covenants. The Company may at any time prepay outstanding borrowings under the Credit Agreement, in whole or in part, without premium or penalty. As of the Closing Date, the Company had not borrowed under the Credit Agreement.

Outstanding borrowings under the Credit Agreement bear interest at either: (a) Adjusted Term SOFR (as described in the Credit Agreement) in effect from time to time plus the applicable margin; or (b) the reference rate (as described in the Credit Agreement) plus the applicable margin. The pricing levels for interest rate margins are determined based on the ratings in effect for the Company’s senior unsecured long-term debt from time to time, and the interest rate margins increase on the second anniversary of the Funding Date.

Certain of the banks and other financial institutions that are party to the Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, lending and/or commercial banking services to Phillips 66, the Company and their affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 27, 2023, Phillips 66 Company entered into a Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference in the Terms Agreement), dated March 27, 2023 (the “Terms Agreement”), among Phillips 66 Company, Phillips 66 and the several Underwriters named in Schedule A to the Terms Agreement, relating to the underwritten public offering by Phillips 66 Company of $750,000,000 aggregate principal amount of its 4.950% Senior

Notes due 2027 (the “2027 Notes”) and $500,000,000 aggregate principal amount of its 5.300% Senior Notes due 2033 (the “2033 Notes” and, together with the 2027 Notes, the “Notes”), in each case fully and unconditionally guaranteed by Phillips 66, to be issued pursuant to the Indenture, dated as of May 5, 2022 (the “Indenture”), among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. The Indenture and the terms of the Notes are further described under “Description of the Notes” in the prospectus supplement of Phillips 66 Company and Phillips 66 dated March 27, 2023 together with the related prospectus dated July 29, 2022, as filed with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933 on March 28, 2023, which descriptions are incorporated herein by reference.

A copy of the Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference in the Terms Agreement), the Indenture and the forms of the terms of Notes of each series have been filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference in the Terms Agreement), dated March 27, 2023, among Phillips 66 Company, Phillips 66 and the several Underwriters named in Schedule A to the Terms Agreement.

4.1	Indenture, dated as of May 5, 2022, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, in respect of senior debt securities of Phillips 66 Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Phillips 66 dated May 5, 2022; File No. 001-35349).

4.2	Form of the terms of the 2027 Notes, including the form of the 2027 Note.

4.3	Form of the terms of the 2033 Notes, including the form of the 2033 Note.

5.1	Opinion of Bracewell LLP.

10.1	Credit Agreement dated as of March 27, 2023, among Phillips 66 Company, Phillips 66, as guarantor, the lenders party thereto, and Mizuho Bank, Ltd., as administrative agent.

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

By:	/s/ Vanessa Allen Sutherland
Name:	Vanessa Allen Sutherland
Title:	Executive Vice President

March 29, 2023